EXHIBIT 2

Oi S.A. and Subsidiaries

Financial statements for the years

ended December 31, 2015 and 2014

and independent auditors’ report thereon

(with independent auditor’s report thereon)

(A free translation of the containing financial statements prepared in accordance with an accounting practices adopted in Brazil)

Independent auditors’ report on the financial statements

To

The Board of Directors and Shareholders of

Oi S.A.

Rio de Janeiro - RJ

We have audited the consolidated financial statements of Oi S.A. (“the Company”), which comprise the balance sheet as of December 31, 2015 and the respective statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for the year then ended, as well as a summary of significant accounting policies and other notes to the financial statements.

Management’s responsibility for the financial statements

The Company’s Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting practices adopted in Brazil, as well as for the internal control as it considers necessary to enable the preparation of financial statements free from material misstatement, regardless of whether due to fraud or error.

Independent auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit, conducted in accordance with the Brazilian and International Standards on Auditing. These standards require compliance with ethical requirements by the auditors and that the audit is planned and performed for the purpose of obtaining reasonable assurance that the financial statements are free from material misstatement.

An audit involves performing selected procedures to obtain audit evidence with respect to the amounts and disclosures presented in the financial statements. The procedures selected depend on the auditor’s judgment, and include the assessment of the risks of material misstatement of the financial statements, regardless whether due to fraud or error. In the assessment of these risk, the auditor considers the relevant internal controls for the preparation and fair presentation of the Company`s financial statements, in order to plan audit procedures that are appropriate in the circumstances, but not for purpose of expressing an opinion on the effectiveness of the Company’s internal control. An audit also includes evaluating the adequacy of the accounting practices used and the reasonableness of the accounting estimates made by management, as well as evaluating the overall presentation of the financial statements taken as a whole.

We believe that the audit evidence we have obtained is sufficient and appropriate for expressing our qualified opinion.

Basis for Qualified Opinion

Goodwill and impairment of assets

As described in Note 1 to the financial statements, Telemar Participações S.A. (“TmarPart”), the former Parent Company, was merged into the Company on September 1, 2015. TmarPart’s assets had included the acquisition accounting adjustments (“Step-up adjustments”), originated from the acquisition of Brasil Telecom Participações S.A. (“BrT”, currently Oi S.A.) in 2009. In a corporate reorganization occurred in 2012 involving the Company and other subsidiaries of TmarPart that resulted in some intermediary holding being merged into the Company, the Brazilian Securities and Exchange Commission – CVM, through its OFFICIAL LETTER/CVM/SEP/GEA-5/No. 119/2013, allowed the Company not to recognized in its books the Step-up adjustments and recognized up to their full amortization in 2025 at a higher consolidated level, in the financial statements of TmarPart. Although, there is no specific guidance under accounting practices adopted in Brazil with respect to the accounting for transactions of entities under common control, certain existing views indicate that de-recognition or maintenance of the Step-up adjustments upon the Merger is an accounting policy election by the Company. However, the current position of the CVM in the reorganization occurred in 2011 is for the maintenance of the Step-up adjustments at the consolidated level, in the consolidated financial statements of TmarPart. As described in note 23.c, the accounting practice adopted by the Company in the Merger, did not included o the Step-up adjustments. Consequently, as of December 31, 2015, the balances of non-current assets and shareholder´s equity are understated by R$1,233,299 thousand relating to the net Step-up adjustments of R$ 9,079.988 thousand, deducted of impairment losses of R$ 7,211,353 thousand and tax effects of R$ 635,336 thousand. The loss for the year then ended is understated by R$ 4,993,072 thousand relating to the non-recognition of the amortization of R$ 233,579 thousand and the impairment losses of R$ 4,759,493 thousand, both net of taxes. The Company has submitted a technical query to the CVM about the accounting practice elected, which is still being evaluated by the regulator.

Qualified Opinion

In our opinion, except for the effect of the matter described in the “Basis for Qualified Opinion” paragraph, the aforementioned consolidated financial statements present fairly, in all material respects, the consolidated financial position of Oi S.A. as of December 31, 2015 and its consolidated financial performance and cash flows for the year then ended, in accordance with accounting practices adopted in Brazil.

Emphasis

Going Concern

Without qualifying our opinion, we draw attention to Notes 1 and 3.4.3 to the financial statements, which describe management’s action plan to equalize the financial obligations to the Company’s cash generation. These conditions, as well as an eventual non-achievement of the described plan, indicate the existence of a material uncertainty, which may cast doubt about the Company’s ability to continue as a going concern.

Other matters

Statements of added value

We have also audited the consolidated statements of added value (DVA) for the year ended December 31, 2015, prepared under the responsibility of the Company’s management, the presentation of which is required by the Brazilian Corporate Law for publicly-held companies. These statements were submitted to the same audit procedures previously described and, in our opinion, except for the effect of the matter described in the “Basis for Qualified Opinion” paragraph, are presented fairly, in all material respects, in relation to the financial statements taken as a whole.

Rio de Janeiro, March 23, 2016

KPMG Auditores Independentes

CRC SP-014428/O-6 F-RJ

Original in Portuguese signed by

José Luiz de Souza Gurgel

Accountant CRC RJ-087339/O-4

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